                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT



                            Dated as of May 31, 1996

                                      among

                       CONNECTIVITY PRODUCTS INCORPORATED

                                       and

              THE LENDING INSTITUTIONS LISTED ON SCHEDULE 1 HERETO

                                       and

                                  NBD BANK AND
                       THE FIRST NATIONAL BANK OF BOSTON,
                                  as Co-Agents

                                TABLE OF CONTENTS

1.  DEFINITIONS AND RULES OF INTERPRETATION.  .......................................................1
         1.1.  Definitions.  ........................................................................1
         1.2.  Rules of Interpretation.  ............................................................18
2.  REVOLVING CREDIT AND LINE OF CREDIT FACILITIES.  ................................................19
         2.1.  Commitment to Lend....................................................................19
                  2.1.1.  Revolving Credit Loans.  ..................................................19
                  2.1.2.  Line of Credit Loans.  ....................................................19
         2.2.  Commitment Fee.  .....................................................................20
         2.3.  Reduction of Total Commitment.  ......................................................20
         2.4.  The Revolving Credit Notes and Line of Credit Notes.  ................................21
                  2.4.1.  The Revolving Credit Notes.  ..............................................21
                  2.4.2.  Line of Credit Notes.  ....................................................21
         2.5.  Interest on Revolving Credit and Line of Credit Loans.  ..............................21
         2.6.  Requests for Revolving Credit and Line of Credit Loans.  .............................22
         2.7.  Conversion Options.  .................................................................22
                  2.7.1.  Conversion to Different Type of Revolving Credit or Line of Credit Loan.  .22
                  2.7.2.  Continuation of Type of Revolving Credit or Line of Credit Loan.  .........23
                  2.7.3.  LIBOR Rate Loans.  ........................................................23
         2.8.  Funds for Revolving Credit  and Line of Credit Loan.  ................................23
                  2.8.1.  Funding Procedures.  ......................................................23
                  2.8.2.  Advances by Administrative Agent. .........................................24
         2.9.  Change in Borrowing Base.  ...........................................................24
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.  .......................................................25
         3.1.  Maturity.  ...........................................................................25
         3.2.  Mandatory Repayments of Revolving Credit Loans.  .....................................25
         3.3.  Optional Repayments of Revolving Credit Loans.  ......................................25
4.  THE TERM LOANS.  ................................................................................26
         4.1.  Commitment to Lend Term Loan A.  .....................................................26
         4.2.  Conversion of Line of Credit Loans to Term Loan B.  ..................................26
         4.3.  The Term Notes.  .....................................................................26
                  4.3.1.  The Term Loan A Notes.  ...................................................26
                  4.3.2.  The Term Loan B Notes.  ...................................................27
         4.4.  Mandatory Payments of Principal Term Loans.  .........................................27
                  4.4.1.  Term Loan A.  .............................................................27
                  4.4.2.  Term Loan B.  .............................................................28
         4.5.  Excess Cash Flow Payments.  ..........................................................28
         4.6.  Optional Prepayment of Term Loans.  ..................................................28
         4.7.  Interest on Term Loans.  .............................................................28
         4.8.  Notification By Borrower.  ...........................................................29
         4.9.  Amounts, etc.  .......................................................................29
5.  LETTERS OF CREDIT.  .............................................................................29
         5.1.  Letter of Credit Commitments..........................................................29
                  5.1.1.  Commitment to Issue Letters of Credit.  ...................................29

                  5.1.2.  Letter of Credit Applications.  ...........................................30
                  5.1.3.  Terms of Letters of Credit.  ..............................................30
                  5.1.4.  Reimbursement Obligations of Banks.  ......................................30
                  5.1.5.  Participations of Banks.  .................................................30
         5.2.  Reimbursement Obligation of the Borrower.  ...........................................30
         5.3.  Letter of Credit Payments.  ..........................................................31
         5.4.  Obligations Absolute.  ...............................................................32
         5.5.  Reliance by Issuer.  .................................................................32
         5.6.  Letter of Credit Fee.  ...............................................................32
6.  CERTAIN GENERAL PROVISIONS.  ....................................................................33
         6.1.  Closing Fee.  ........................................................................33
         6.2.  Agents' Fee.  ........................................................................33
         6.3.  Funds for Payments.  .................................................................33
                  6.3.1.  Payments to Administrative Agent.  ........................................33
                  6.3.2.  No Offset, etc.  ..........................................................33
         6.4.  Computations.  .......................................................................33
         6.5.........................................................................................34
         6.5.  Inability to Determine LIBOR Rate.  ..................................................34
         6.6.  Illegality.  .........................................................................34
         6.7.  Additional Costs, etc.  ..............................................................34
         6.8.  Capital Adequacy.  ...................................................................37
         6.9.  Certificate.  ........................................................................37
         6.10.  Indemnity.  .........................................................................37
         6.11.  Interest After Default.  ............................................................38
7.  COLLATERAL SECURITY AND GUARANTIES.  ............................................................38
         7.1.  Security of Borrower and Its Subsidiaries.  ..........................................38
         7.2.  Guaranties and Security of Subsidiaries.  ............................................38
         7.3.  Guaranty and Security of Tigera.  ....................................................38
         7.4.  Pledge of Subordinated Notes.  .......................................................38
8.  REPRESENTATIONS AND WARRANTIES.  ................................................................38
         8.1.  Corporate Authority.  ................................................................38
                  8.1.1.  Incorporation; Good Standing.  ............................................38
                  8.1.2.  Authorization.  ...........................................................39
                  8.1.3.  Enforceability.  ..........................................................39
         8.2.  Governmental Approvals.  .............................................................39
         8.3.  Title to Properties; Leases.  ........................................................39
         8.4.  Financial Statements.  ...............................................................39
         8.5.  No Material Changes, etc.  ...........................................................40
         (a).........................................................................................40
         8.6.  Franchises, Patents, Copyrights, etc.  ...............................................41
         8.7.  Litigation.  .........................................................................41
         8.8.  No Materially Adverse Contracts, etc.  ...............................................41
         8.9.  Compliance with Other Instruments, Laws, etc.  .......................................41
         8.10.  Tax Status.  ........................................................................41
         8.11.  No Event of Default.  ...............................................................42
         8.12.  Holding Company and Investment Company Acts.  .......................................42
         8.13.  Absence of Financing Statements, etc.  ..............................................42
         8.14.  Perfection of Security Interest.  ...................................................42

         8.15.  Certain Transactions.  ..............................................................42
         8.16.  Employee Benefit Plans.  ............................................................43
                  8.16.1.  In General.  .............................................................43
                  8.16.2.  Terminability of Welfare Plans.  .........................................43
                  8.16.3.  Guaranteed Pension Plans.  ...............................................43
                  8.16.4.  Multiemployer Plans.  ....................................................43
         8.17.  Regulations U and X.  ...............................................................44
         8.18.  Environmental Compliance.  ..........................................................44
         8.19.  Subsidiaries, etc.  .................................................................46
         8.20.  Fiscal Year.  .......................................................................46
         8.21.  No Amendments to Certain Documents.  ................................................46
         8.22.  Disclosure  .........................................................................46
         8.23.  Insurance.  .........................................................................46
9.  AFFIRMATIVE COVENANTS OF THE BORROWER.  .........................................................46
         9.1.  Punctual Payment.  ...................................................................46
         9.2.  Maintenance of Office.  ..............................................................46
         9.3.  Records and Accounts.  ...............................................................47
         9.4.  Financial Statements, Certificates and Information.  .................................47
         9.5.  Notices.  ............................................................................49
                  9.5.1.  Defaults.  ................................................................49
                  9.5.2.  Environmental Events.  ....................................................49
                  9.5.3.  Notification of Claim against Collateral.  ................................49
                  9.5.4.  Notice of Litigation and Judgments.  ......................................49
         9.6.  Corporate Existence; Maintenance of Properties.  .....................................50
         9.7.  Insurance.  ..........................................................................50
         9.8.  Taxes.  ..............................................................................50
         9.9.  Inspection of Properties and Books, etc.  ............................................51
                  9.9.1.  General.  .................................................................51
                  9.9.2.  Commercial Finance Exams.  ................................................51
                  9.9.3.  Appraisals.  ..............................................................51
                  9.9.4.  Environmental Assessments.  ...............................................51
                  9.9.5.  Communications with Accountants.  .........................................52
         9.10.  Compliance with Laws, Contracts, Licenses, and Permits.  ............................52
         9.11.  Employee Benefit Plans.  ............................................................52
         9.12.  Use of Proceeds.  ...................................................................52
         9.13.  Further Assurances.  ................................................................53
10.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.  ...................................................53
         10.1.  Restrictions on Indebtedness.  ......................................................53
         10.2.  Restrictions on Liens.  .............................................................54
         10.3.  Restrictions on Investments.  .......................................................55
         10.4.  Restricted Payments.  ...............................................................56
         10.5.  Merger, Consolidation and Disposition of Assets.  ...................................57
                  10.5.1.  Mergers and Acquisitions.  ...............................................57
                  10.5.2.  Disposition of Assets.  ..................................................58
         10.6.  Sale and Leaseback.  ................................................................58
         10.7.  Compliance with Environmental Laws.  ................................................58
         10.8.  Subordinated Debt.  .................................................................58
         10.9.  Modification of Documents.  .........................................................59

         10.10.  Negative Pledges.  .................................................................59
         10.11.  Transactions with Affiliates.  .....................................................59
         10.12.  Upstream Limitations.  .............................................................59
         10.13.  Employee Benefit Plans.  ...........................................................59
11.  FINANCIAL COVENANTS OF THE BORROWER.  ..........................................................60
         11.1.  Consolidated Net Worth.  ............................................................60
         11.2.  Senior Funded Debt to EBITDA.  ......................................................60
         11.3.  Total Funded Debt to EBITDA.  .......................................................61
         11.4.  Interest Coverage Ratio.  ...........................................................61
         11.5.  Fixed Charge Coverage Ratio.  .......................................................61
         11.6.  Capital Expenditures.  ..............................................................62
12.  CLOSING CONDITIONS.  ...........................................................................62
         12.1.  Loan Documents.  ....................................................................62
                  12.1.1.  Loan Documents.  .........................................................62
                  12.1.2.  Subordinated Debt Documents.  ............................................62
                  12.1.3.  Acquisition Documents.  ..................................................62
         12.2.  Certified Copies of Charter Documents.  .............................................63
         12.3.  Corporate Action.  ..................................................................63
         12.4.  Incumbency Certificate.  ............................................................63
         12.5.  Validity of Liens.  .................................................................63
         12.6.  Perfection Certificates and UCC Search Results.  ....................................63
         12.7.  Landlord Consents.  .................................................................63
         12.8.  Certificates of Insurance.  .........................................................64
         12.9.  Borrowing Base Report.  .............................................................64
         12.10.  Accounts Receivable Aging Report.  .................................................64
         12.11.  Tax Documentation.  ................................................................64
         12.12.  Solvency Certificate.  .............................................................64
         12.13.  Opinion of Counsel.  ...............................................................64
         12.14.  Payment of Fees and Other Arrangements.  ...........................................64
         12.15.  Satisfaction of Conditions of Stock Redemption and Purchase Agreement.  ............64
         12.16.  Completion of Acquisition.  ........................................................65
         12.17.  Disbursement Instructions.  ........................................................65
13.  CONDITIONS TO ALL BORROWINGS.  .................................................................65
         13.1.  Representations True; No Event of Default.  .........................................65
         13.2.  No Legal Impediment.  ...............................................................65
         13.3.  Governmental Regulation.  ...........................................................65
         13.4.  Proceedings and Documents.  .........................................................66
         13.5.  Borrowing Base Report.  .............................................................66
14.  EVENTS OF DEFAULT; ACCELERATION; ETC.  .........................................................66
         14.1.  Events of Default and Acceleration.  ................................................66
         14.2.  Termination of Commitments.  ........................................................69
         14.3.  Remedies.  ..........................................................................70
         14.4.  Distribution of Collateral Proceeds.  ...............................................70
15.  SETOFF.  .......................................................................................71
16.  THE ADMINISTRATIVE AGENT.  .....................................................................72
         16.1.  Authorization.  .....................................................................72
         16.2.  Employees and Co-Agents.  ...........................................................72

         16.3.  No Liability.  ......................................................................72
         16.4.  No Representations.  ................................................................73
         16.5.  Payments.  ..........................................................................73
                  16.5.1.  Payments to Administrative Agent.  .......................................73
                  16.5.2.  Distribution by Administrative Agent.  ...................................73
                  16.5.3.  Delinquent Banks.  .......................................................74
         16.6.  Holders of Notes.  ..................................................................74
         16.7.  Indemnity.  .........................................................................74
         16.8.  Administrative Agent as Bank.  ......................................................74
         16.9.  Resignation.  .......................................................................75
         16.10.  Notification of Defaults and Events of Default.  ...................................75
         16.11.  Duties in the Case of Enforcement.  ................................................75
17.  EXPENSES.  .....................................................................................76
18.  INDEMNIFICATION.  ..............................................................................76
19.  SURVIVAL OF COVENANTS, ETC.  ...................................................................77
20.  ASSIGNMENT AND PARTICIPATION.  .................................................................77
         20.1.  Conditions to Assignment by Banks.  .................................................77
         20.2.  Certain Representations and Warranties; Limitations; Covenants.  ....................78
         20.3.  Register.  ..........................................................................79
         20.4.  New Notes.  .........................................................................79
         20.5.  Participations.  ....................................................................80
         20.6.  Disclosure.  ........................................................................80
         20.7.  Assignee or Participant Affiliated with the Borrower.  ..............................80
         20.8.  Miscellaneous Assignment Provisions.  ...............................................81
         20.9.  Assignment by Borrower.  ............................................................81
21.  NOTICES, ETC.  .................................................................................81
22.  GOVERNING LAW.  ................................................................................82
23.  HEADINGS.  .....................................................................................82
24.  COUNTERPARTS.  .................................................................................82
25.  ENTIRE AGREEMENT, ETC.  ........................................................................83
26.  WAIVER OF JURY TRIAL.  .........................................................................83
27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  ...........................................................83
28.  SEVERABILITY.  .................................................................................84
29.  TRANSITIONAL ARRANGEMENTS.......................................................................84
         29.1.  Original Agreement Superseded.  .....................................................84
         29.2.  Return and Cancellation of Note.  ...................................................84
         29.3.  Interest and Fees Under Superseded Agreement.  ......................................84

                                      -vi-
                                    SCHEDULES

            Schedule 1            Lending Institutions, Commitment, Percentages
            Schedule 8.3          Title To Properties; Leases
            Schedule 8.5          Distributions
            Schedule 8.7          Litigation
            Schedule 8.9          Compliance with Other Instruments, Laws, etc.
            Schedule 8.10         Tax Status
            Schedule 8.15         Certain Transactions
            Schedule 8.18         Environmental Compliance
            Schedule 8.23         Insurance
            Schedule 10.1         Existing Indebtedness
            Schedule 10.2         Existing Liens
            Schedule 10.3         Existing Investments

                                    EXHIBITS

            Exhibit A         Form of Borrowing Base Report
            Exhibit B         Form of Landlord Waiver and Consent
            Exhibit C-1       Form of [Wholly-Owned] Subsidiary Guaranty
            Exhibit C-2       Form of [Limited Investment] Subsidiary Guaranty
            Exhibit D-1       Revolving Credit Note
            Exhibit D-2       Line of Credit Note
            Exhibit E         Form of Loan Request
            Exhibit F-1       Form of Term Loan A Note
            Exhibit F-2       Form of Term Loan B Note
            Exhibit G         Form of Compliance Certificate
            Exhibit H         Form of Assignment and Acceptance

                      AMENDED AND RESTATED REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT

         This AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of May 31, 1996, by and among (i) CONNECTIVITY PRODUCTS INCORPORATED (the "Borrower"), a Delaware corporation having its principal place of business at 214 Nashua Street, Leominster, Massachusetts 01453, (ii) the lending institutions listed on Schedule 1, and (iii) NBD BANK and THE FIRST NATIONAL BANK OF BOSTON as Co-Agents for themselves and the other lending institutions.

         The Borrower, NBD and FNBB (the "Original Banks") and NBD in its capacity as agent for the Original Banks entered into a Revolving Credit Agreement dated as of October 5, 1995 (as amended from to time prior to the date hereof, the "Original Agreement"), pursuant to which NBD and FNBB made Loans (as such term is defined in the Original Agreement) to the Borrower. The Borrower has requested, and the Banks and the Co-Agents have agreed, to make certain amendments to the Original Agreement. Accordingly, the parties hereto agree to amend and restate the Original Agreement as follows:

              1.  DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Accounts Receivable. All rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

         Acquisition. Any acquisition by the Borrower or any of its Subsidiaries of a Person or the assets of such Person, provided that no more than sixty-five percent (65%) of the purchase price thereof shall be allocated to the purchase of fixed assets, Accounts Receivables and inventory.

         Acquisition Closing Date. The first date on which the conditions set forth in the Stock Purchase Agreement have been satisfied and the CPI Acquisition has occurred.

         Acquisition Documents. Collectively, the Stock Purchase Agreement, the Redemption Notes, the Contingent Notes, the Escrow Agreement, the Stockholders'

Agreement (in each case, as defined in the Stock Purchase Agreement), and all other agreements, the Employment Agreements and Tax Allocation Agreement and documents required to be entered into or delivered in connection with the CPI Acquisition, each in the form delivered to the Co-Agents on the Acquisition Closing Date.

         Additional Subordinated Notes. The 10% Subordinated Notes, each dated as of the Acquisition Closing Date, or, if issued after the Acquisition Closing Date, the date of issuance, issued by the Borrower to Tigera or the Sellers in form and substance satisfactory to the Banks.

         Adjusted EBITDA. During the period commencing on May 1, 1995 and ending on the Closing Date, Consolidated EBITDA plus (i) the sum of that portion of the compensation provided to each of James S. Harrington, Duane A. Gawron, John E. Pylak and Kurt Cieszkowski by the Borrower during such period, in excess of, on an annualized basis for such period, $175,000 per person plus (ii) actual merger and acquisition expenses paid or accrued by the Borrower in connection with mergers and acquisitions during such period, which mergers and acquisitions have been approved by the Banks, plus (iii) those non-recurring expenses incurred by the EEC and EEA divisions of the Borrower in the first fiscal quarter of 1996 and disclosed to the Banks in an aggregate amount not to exceed $105,545.

         Adjustment Date. The first day of the fiscal quarter immediately following the fiscal quarter in which a Compliance Certificate is to be delivered by the Borrower pursuant to Section 9.4(c).

         Administrative Agent. NBD acting as Administrative Agent for the Banks.

         Administrative Agent's Head Office. The Administrative Agent's head office is located at 611 Woodward Avenue, Detroit, Michigan 48226.

         Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the Applicable Margin for the Type of Loan or with respect to the commitment fee as set forth below with respect to the Borrower's Leverage Ratio, as determined for the Reference Period ending as of the fiscal quarter end specified in the Compliance Certificate delivered during the fiscal quarter immediately preceding the applicable Rate Adjustment Period.

                                                  LIBOR
                                 Base Rate        Rate           Commitment
             Leverage Ratio      Loans            Loans          Fee
- -------------------------------------------------------------------------------
             (Less) 4.00 and
             (Greater) 3.00:1.00   1.00%          2.75%             .500%
- -------------------------------------------------------------------------------
             (Less) 3.00 and
             (Greater) 2.00:1.00   0.50%          2.25%             .375%
- -------------------------------------------------------------------------------
             (Less) 2.00:1.00      0.00%          1.75%             .375%
- -------------------------------------------------------------------------------


Notwithstanding the foregoing, (i) for Loans outstanding and commitment fees payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the Closing Date, and (ii) if the Borrower fails to deliver any Compliance Certificate when required pursuant to Section 9.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, in each case the Applicable Margin shall be the highest Applicable Margin set forth above for the Type of Loan(s) outstanding and with respect to the commitment fee.

         Assignment and Acceptance.  See Section 20.1.

         Balance Sheet Date.  December 31, 1995.

         Banks. FNBB, NBD and the other lending institutions satisfactory to the Co-Agents and the Borrower listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to
Section 20.

         Base Rate Loans. Revolver Base Rate Loans, Line of Credit Base Rate Loans, and Term Base Rate Loans.

         Base Rate. The higher of (i) the annual rate of interest announced from time to time by the Administrative Agent as its "base or prime rate", and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

         Borrower. As defined in the preamble hereto.

         Borrowing Base. At the relevant time of reference thereto, with respect to the Revolving Credit Loans an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report, which is equal to the sum of:

                  (a) eighty-five percent (85%) of Eligible Accounts Receivable for which invoices have been issued and are payable; plus

                  (b) fifty percent (50%) of the net book value (determined on a first-in first-out basis at lower of cost or market) of Eligible Inventory.

         Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer of the Borrower and in substantially the form of Exhibit A hereto.

         Business Day. Any day on which banking institutions in Boston, Massachusetts and Detroit, Michigan, are open for the transaction of banking business and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

         CERCLA. See Section 8.18.

         CPI Acquisition. Pursuant to the Stock Purchase Agreement, the repurchase by the Borrower from the Sellers of certain of the shares of the common stock of the Borrower and the subsequent purchase by Tigera on the Acquisition Closing Date of eighty-five percent (85%) of the shares of the common stock of the Borrower outstanding immediately following such repurchase.

         Capital Assets. Fixed assets (such as land, buildings, fixtures, machinery and equipment); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid or indebtedness incurred (without duplication) by the Borrower or any of its Subsidiaries to purchase, lease, refurbish, maintain or repair a Capital Asset that would be required to be capitalized and shown on the consolidated balance sheet of such Person in accordance with generally accepted accounting principles.

         Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the consolidated balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         Closing Date. May 31, 1996.

         Co-Agents' Special Counsel. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Co-Agents.

         Co-Agents. The Administrative Agent and the Documentation Agent, each in its capacity as agent for the Banks.

         Code. The Internal Revenue Code of 1986.

         Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

         Commitments. With respect to each Bank, the amount set forth on
Schedule 1 hereto as the amount of such Bank's commitments to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitments are terminated pursuant to the provisions hereof, zero.

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

         Compliance Certificate. See Section 9.4(c).

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Cash Flow. With respect to any fiscal period, an amount equal to Consolidated EBITDA for such period, minus Capital Expenditures made during such period but not exceeding $1,750,000 in the aggregate, minus cash income taxes paid during such period, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated EBITDA. With respect to the Borrower and its Subsidiaries and any particular fiscal period, EBITDA determined on a consolidated basis.

         Consolidated Excess Cash Flow. With respect to the Borrower and its Subsidiaries and any particular fiscal period, an amount equal to (i) Consolidated Cash Flow for such period less (ii) the sum of (a) mandatory scheduled principal payments of the Term Loan A and the Term Loan B paid or due and payable during such period, (b) cash interest paid or accrued during such period, and (c) to the extent not already deducted in the calculation of Consolidated Cash Flow for such period, extraordinary non-recurring gains or losses of the Borrower and its Subsidiaries during such period.

         Consolidated Net Earnings Available for Interest Charges. For any fiscal period, (i) Consolidated Net Income for such period plus (ii) Consolidated Total Interest Expense for such period (excluding any interest taken into account in the computation of Consolidated Net Earnings Available for Interest Charges in any prior period).

         Consolidated Net Income. With respect to any Person and its Subsidiaries for any particular fiscal period, the consolidated net income (or net loss) of such Person and its Subsidiaries, after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles, after excluding therefrom (i) dividends paid or payable to the extent deducted from Consolidated Net Income, (ii) all debits and credits off-set among the Borrower and its Subsidiaries, and (iii) without duplication, all non-recurring gains or loses realized upon the sale of assets or the satisfaction of Indebtedness.

         Consolidated Net Worth. The sum of stockholder's equity in the Borrower, preferred stock of the Borrower, and minority interests held by the Borrower less amounts due from Affiliates other than the Borrower or the Guarantors as set forth in the Borrower's consolidated financial statements.

         Consolidated Total Assets. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

         Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

         Contingent Notes. The 10% Contingent Notes, dated as of May 31, 1996, issued by the Borrower to the Sellers pursuant to the Stock Purchase Agreement in the aggregate principal amount of $3,000,000.

         Conversion Date. May 31, 1998.

         Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.7.

         Credit Agreement. This Amended and Restated Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

         Default. See Section 14.1.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of a Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by such Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

         Documentation Agent. FNBB acting as Documentation Agent for the Banks.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans and LIBOR Rate Loans.

         Drawdown Date. The date on which any Revolving Credit Loan or the Term Loans are made or are to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7 or all or any portion of any Term Loan is converted or continued in accordance with
Section 4.7.

         Earnings Before Interest and Taxes. The consolidated earnings (or loss) from the operations of the Borrower and its Subsidiaries for any fiscal period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period (including payments, if any, under hedge agreements that are designed to hedge against fluctuations in interest rates or precious metal prices), determined in accordance with generally accepted accounting principles.

         EBITDA. For any period, an amount equal to the sum of (i) Earnings Before Interest and Taxes, plus (ii) depreciation, amortization and all other noncash charges for such period, determined in accordance with generally accepted accounting principles.

         Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable of the Borrower and its Wholly-Owned Subsidiaries (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (i) that the Borrower or each Wholly-Owned Subsidiary reasonably and in good faith determines to be collectible; (ii) that are with account debtors that (a) are not Affiliates of the Borrower or such Subsidiary, (b) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (c) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (d) are, in the Majority Banks' reasonable judgment, creditworthy; (iii) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (iv) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (v) in which the Administrative Agent has a valid and perfected first priority security interest; (vi) that are not outstanding for more than ninety (90) days past the date of the respective invoices therefor; (vii) that are not due from an account debtor located in Minnesota or New Jersey unless the Borrower (a) has received a certificate of authority to do business and is in good standing in such state or
(b) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (viii) that are payable in Dollars; (ix) that are not payable from an office outside of the United States, Puerto Rico, the Virgin Islands and Canada; and (x) that are not secured by a letter of credit unless the Administrative Agent has a prior, perfected security interest in such letter of credit.

         Eligible Assignee. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Administrative Agent, such approval not to be unreasonably withheld.

         Eligible Inventory. With respect to the Borrower or any of its Wholly-Owned Subsidiaries, finished goods, work in progress, supplies, packaging materials and raw materials and component parts inventory owned by the Borrower or such Subsidiary; provided that Eligible Inventory shall not include any inventory (i) held on consignment, or not otherwise owned by Borrower or such Subsidiary, or of a type no longer sold by the Borrower or such Subsidiary, (ii) which has been returned by a customer (until an appropriate adjustment has been made to the corresponding Account Receivable and so long as such inventory is undamaged and in saleable condition) or is damaged or subject to any legal encumbrance other than Permitted Liens, (iii) which is not in the possession of the Borrower or such Subsidiary unless the Administrative Agent has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Administrative Agent, (iv) which is held by the Borrower or such Subsidiary on property leased by the Borrower or such Subsidiary, unless the Administrative Agent has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Administrative Agent, (v) as to which appropriate Uniform Commercial Code financing statements showing the Borrower or such Subsidiary as debtor and the Administrative Agent as secured party have not been filed in the proper filing office or offices in order to perfect the Administrative Agent's security interest therein, (vi) which has been shipped to a customer of the Borrower regardless of whether such shipment is on a consignment basis (unless, with respect to any such inventory held on consignment by a third party, all relevant provisions of Sections 2-326 and 9-114 of the Uniform Commercial Code have been complied with and the Administrative Agent has a valid and perfected first priority security interest therein), (vii) which is not located within the United States of America, or (viii) which the Majority Banks reasonably deem to be obsolete or not marketable.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained of contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws. See Section 8.18(a).

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         ERISA. The Employee Retirement Income Security Act of 1974.

         Eurocurrency Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Event of Default. See Section 14.1.

         Fee Letter. The fee letter dated on or prior to the Closing Date among the Borrower and the Co-Agents, as the same may be amended, modified or supplemented from time to time.

         FNBB. The First National Bank of Boston, a national banking association, in its individual capacity.

         generally accepted accounting principles. (i) When used in Section 11, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with the December 31, 1995 financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guaranties. The Limited Investment Subsidiary Guaranties, the Wholly-Owned Subsidiary Guaranties and the Tigera Guaranty.

         Guarantors. The Subsidiaries of the Borrower and Tigera.

         Hazardous Substances. See Section 8.18(b).

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         Interest Payment Date. (i) As to any Base Rate Loan, the last day of each calendar quarter including the calendar quarter which includes the Drawdown Date thereof; and (ii) as to any LIBOR Rate Loan in respect of which the Interest Period is (a) 3 months or less, the last day of such Interest Period and (b) more than 3 months, at the end of each 3 month period (the first such period commencing on the first day of such Interest Period) and, in addition, if such Interest Period ends a day that is not the last day of one of the above-described 3 month periods, the last day of such Interest Period.

         Interest Period. With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (A) for any Base Rate Loan, the last day of the calendar quarter, and
(B) for any LIBOR Rate Loan, 1, 2, 3, 6 or, if applicable, 12 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the Borrower shall fail to give notice as provided in
         Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

                  (e) any Interest Period relating to any LIBOR Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date, the Line of Credit Maturity Date, the Term Loan A Maturity Date or the Term Loan B Maturity Date, as the case may be, shall end on the relevant Maturity Date.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Issuing Bank. NBD or FNBB

         Landlord Consents and Waivers. The Landlord Consents and Waivers, dated or to be dated on or prior the Closing Date, executed and delivered by each lessor of the Real Estate leased by the Borrower or its Subsidiaries, substantially in the form of Exhibit B hereto.

         Letter of Credit Application. See Section 5.1.1.

         Letter of Credit Participation. See Section 5.1.4.

         Letter of Credit. See Section 5.1.1.

         Leverage Ratio. As at any date of determination, the ratio of (i) Senior Funded Debt of the Borrower and its Subsidiaries outstanding on such date to (ii) Consolidated EBITDA for the Reference Period ended on such date.

         LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         Limited Investment Subsidiary. Any corporation, association trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock but less than 80% of such Stock.

         Limited Investment Subsidiary Guaranty. The Guaranty made by each Limited Investment Subsidiary in favor of the Banks and the Co-Agents, substantially in the form of Exhibit C-2 hereto.

         LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (i) the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Line of Credit Base Rate Loans. Line of Credit Loans bearing interest calculated by reference to the Base Rate.

         Line of Credit Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as to the amount of such Banks commitment to make Line of Credit Loans to the Borrower as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provision hereof, zero.

         Line of Credit Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Line of Credit Commitment.

         Line of Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2.1.2.

         Line of Credit Maturity. May 31, 1998.

         Line of Credit Note Record. A Record with respect to Line of Credit
Note.

         Line of Credit Notes. See Section 2.4.2.

         Line of Credit Usage. At the relevant date of reference to any Capital Expenditure, Purchase or Acquisition:

                  (a)  80% of Capital Expenditures or Purchases; and

                  (b)  75% of Acquisitions.

         Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Subordination Agreement, the Security Documents, and the Fee Letter.

         Loan Request. See Section 2.6.

         Loans. The Revolving Credit Loans, the Line of Credit Loans, Term Loan A, and Term Loan B.

         Majority Banks. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least fifty-one percent (51%) of the Total Commitment.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         NBD. NBD Bank, a Michigan banking corporation, in its individual capacity.

         Non-Discretionary Capital Expenditures: For any fiscal period, Capital Expenditures equal to depreciation for such period.

         Note Pledge Agreement. The Note Pledge Agreement, dated as of the date hereof, among the Sellers, Tigera and the Administrative Agent, in the form and substance satisfactory to the Banks.

         Notes. The Revolving Credit Notes, the Line of Credit Notes, the Term Loan A Notes and the Term Loan B Notes.

         Obligations. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to any of the Banks and the Co-Agents, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.

         outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Perfection Certificates. The Perfection Certificates as defined in the Security Agreements.

         Permitted Acquisitions. See Section 10.5.1.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 10.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Purchases. Any purchase by the Borrower or any of its Subsidiaries of a Person or the assets of such Person, provided that sixty five percent (65%) or more of the purchase price thereof shall be allocated to the purchase of fixed assets, Accounts Receivable or inventory.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Redemption Notes. The 10% Redemption Notes, each dated as of May 31, 1996, issued by the Borrower to the Sellers pursuant to the Stock Purchase Agreement in the aggregate principal amount of $6,000,000.

         Reference Banks. NBD and FNBB.

         Reference Period. The period of four (4) consecutive fiscal quarters (or such shorter period of one, two or three consecutive fiscal quarters as has elapsed since the Closing Date).

         Reimbursement Obligation. The Borrower's obligation to reimburse the Administrative Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 5.2.

         Rental Obligations. All present or future obligations of the Borrower or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (i) obligations that can be terminated by the giving of notice without liability to the Borrower or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (ii) obligations in respect of Capitalized Leases.

         Restricted Payments. In relation to the Borrower and its Subsidiaries, any (i) Distribution or (ii) any payment or prepayment by the Borrower or its Subsidiaries to Tigera or to any other Affiliate of the Borrower or Tigera.

         Revolver Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

         Revolving Credit Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Revolving Credit Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Revolving Credit Commitment.

         Revolving Credit Loan Maturity Date.  May 31, 2002.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2.1.1.

         Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

         Revolving Credit Notes. See Section 2.4.1.

         Security Agreements. The several Security Agreements, dated or to be dated on or prior to the Closing Date, between the Borrower and its Subsidiaries and the Administrative Agent and each in form and substance satisfactory to the Banks and any Security Agreement entered into after date hereof, between any Subsidiary of the Borrower and the Administrative Agent.

         Security Documents. The Guarantees, the Security Agreements, the Stock Pledge Agreement and the Note Pledge Agreement.

         Sellers. James S. Harrington; Duane A. Gawron, Trustee of the Living Trust of Duane A. Gawron; Margo Gawron; John E. Pylak, the Trustee of the John
E. Pylak Living Trust; Rebecca Pylak; and Kurt Cieszkowski.

         Senior Funded Debt. At any time of determination, the sum of all interest bearing Indebtedness of the Borrower and its Subsidiaries, including without limitation, Capitalized Lease Obligations, but excluding Subordinated Debt.

         Stock Pledge Agreement. The Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between Tigera and the Administrative Agent and in form and substance satisfactory to the Banks and the Co-Agents.

         Stock Purchase Agreement. The Stock Redemption and Purchase Agreement dated as of May 17, 1996, among the Sellers, the Borrower and Tigera.

         Subordinated Debt. Indebtedness of the Borrower evidenced or incurred under the Subordinated Debt Documents.

         Subordination Agreement. The Subordination Agreement, dated or to be dated on or prior to the Closing Date, among the Administrative Agent, the Sellers, Tigera and the Borrower and in form and substance satisfactory to the Banks.

         Subordinated Debt Documents. The Subordination Agreement, the Redemption Notes, the Contingent Notes and the Additional Subordinated Notes.

         Subsidiary. A Limited Investment Subsidiary or Wholly-Owned Subsidiary.

         Tax Allocation Agreement. The Tax Allocation and Indemnification Agreement, dated on or prior to the Closing Date, by and between Tigera and the Borrower and in the form delivered to the Co-Agents and the Banks on or prior to the Closing Date.

         Term Base Rate Loans. All or any portion of the Term Loans bearing interest calculated by reference to the Base Rate.

         Term Loan A. The term loan made or to be made by the Banks to the Borrower on the Closing Date in the aggregate principal amount of $18,600,000 pursuant to Section 4.1.

         Term Loan A Commitment. With respect to each Bank, the amount set forth on Schedule 1 as to the amount of such Bank's commitment to make the Term Loan A on the Closing Date.

         Term Loan A Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Term Loan A Commitment.

         Term Loan A Note Record. A Record with respect to an Initial Term Note.

         Term Loan A Notes. See Section 4.3.1

         Term Loan A Maturity Date.  May 31, 2002.

         Term Loan B. The term loan made or to be made by the Banks to the Borrower upon the conversion of the Line of Credit on the Conversion Date pursuant to Section 4.2.

         Term Loan B Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate principal amount of the Term Loan B as of the Conversion Date.

         Term Loan B Maturity Date. May 31, 2002.

         Term Loan B Notes. See Section 4.3.2.

         Term Loans. Term Loan A and Term Loan B.

         Term Notes. Term Loan A Notes and Term Loan B Notes.

         Tigera. Tigera Group, Inc., a Delaware corporation, in its capacity as limited Guarantor pursuant to the Tigera Guaranty.

         Tigera Guaranty. The limited Guaranty of Tigera, dated or to be dated on or prior to the Closing Date and in form and substance satisfactory to the Banks which Guaranty shall be secured solely by a perfected first priority security interest in, and recourse shall be limited to, all of the capital stock of the Borrower owned by Tigera pursuant to the terms of the Stock Pledge Agreement.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Total Funded Debt. At any time of determination, the sum of all interest-bearing Indebtedness, including Capital Lease Obligations and Subordinated Debt.

         Total Line of Credit Commitment. The sum of the Line of Credit commitments of the Banks, as in effect from time to time.

         Total Revolving Credit Commitment. The sum of the Revolving Credit Commitments of the Banks, as in effect from time to time.

         Type. As to any Revolving Credit Loan, any Line of Credit Loan or all or any portion of the Term Loan A or Term Loan B, its nature as a Base Rate Loan or a LIBOR Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Co-Agents in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Co-Agents and the Banks on the date specified in, and in accordance with, Section 5.2.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         Wholly-Owned Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries 80% or more of the outstanding Voting Stock.

         Wholly-Owned Subsidiary Guaranty. The Guaranty made by each Subsidiary of the Borrower in favor of the Banks and the Co-Agents, substantially in the form of Exhibit C-1 hereto.

         1.2.  RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

            2. REVOLVING CREDIT AND LINE OF CREDIT FACILITIES.

         2.1.  COMMITMENT TO LEND.

                  2.1.1. REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Revolving Credit Commitment minus such Bank's Revolving Credit Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (i) the Total Revolving Credit Commitment and (ii) the Borrowing Base. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Revolving Credit Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12 and Section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

                  2.1.2. LINE OF CREDIT LOANS. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Line of Credit Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after given effect to all amounts requested) at any one time equal to such Bank's Line of Credit Commitment; provided that (i) the sum of the outstanding amount of the Line of Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Line of Credit

         Commitment, (ii) proceeds of the Line of Credit Loans used to make any Capital Expenditure, Purchase or Acquisition shall not exceed the Line of Credit Usage with respect thereto and (iii) notwithstanding the foregoing, until such time as the Borrower hires a chief financial officer, no proceeds of the Line of Credit Loans shall be used for Acquisitions. The Line of Credit Loans shall be made pro rata in accordance with each Bank's Line of Credit Commitment Percentage. Each request for a Line of Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12 and Section 13, in the case of the initial Line of Credit Loans to be made on the Closing Date, and Section 13, in the case of all other Line of Credit Loans, have been satisfied on the date of such request.

         2.2. COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the accounts of the Banks in accordance with the sum of their respective Revolving Credit Commitment Percentages and Line of Credit Commitment Percentages a commitment fee calculated at the annual rate equal to the Applicable Margin on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the sum of (i) the Total Revolving Credit Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, plus (ii) the Total Line of Credit Commitment, exceeds the outstanding amount of the sum of (x) the Revolving Credit Loans plus (y) the Line of Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

         2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $100,000 or an integral multiple thereof or terminate entirely (i) the Total Revolving Credit Commitment and/or
(ii) the Total Line of Credit Commitment, whereupon the Revolving Credit Commitments and/or the Line of Credit Commitments, as the case may be, of the Banks shall be reduced pro rata in accordance with their respective Revolving Credit Commitment Percentages and/or Line of Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Administrative Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of such Commitments may be reinstated.

         2.4.  THE REVOLVING CREDIT NOTES AND LINE OF CREDIT NOTES.

                  2.4.1. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit D-1 hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Revolving Credit Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

                  2.4.2. LINE OF CREDIT NOTES. The Line of Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit D-2 hereto (each a "Line of Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Line of Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Line of Credit Commitment or, if less, the outstanding amount of all Line of Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Line of Credit Loan or at the time of receipt of any payment of principal on such Bank's Line of Credit Note, an appropriate notation on such Bank's Line of Credit Note Record reflecting the making of such Line of Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Line of Credit Loans set forth on such Bank's Line of Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Line of Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Line of Credit Note to make payments of principal of or interest on any Line of Credit Note when due.

         2.5. INTEREST ON REVOLVING CREDIT AND LINE OF CREDIT LOANS. Except as otherwise provided in Section 6.11,

                  (a) Each Revolver Base Rate Loan and each Line of Credit Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate plus the Applicable Margin;

                  (b) Each Revolver LIBOR Rate Loan and each Line of Credit LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the LIBOR Rate plus the Applicable Margin; and

                  (c) The Borrower promises to pay interest on each Revolving Credit Loan and each Line of Credit Loan on each Interest Payment Date with respect thereto.

         2.6. REQUESTS FOR REVOLVING CREDIT AND LINE OF CREDIT LOANS. The Borrower shall give to the Administrative Agent written notice in the form of Exhibit E hereto (or telephonic notice confirmed in a writing in the form of Exhibit E hereto) of each Revolving Credit Loan and each Line of Credit Loan requested hereunder (a "Loan Request") (i) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan, and (ii) three (3) Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (a) the principal amount of the Revolving Credit Loan and/or Line of Credit Loan requested, (b) the proposed Drawdown Date of each such Loan, (c) the Interest Period for each such Loan and (d) the Type of each such Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan and/or Line of Credit Loan, as the case may be, requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000 or a whole multiple of $50,000 in excess thereof.

         2.7. CONVERSION OPTIONS.

                  2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT OR LINE OF CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan or Line of Credit Loan to a Revolving Credit Loan or Line of Credit Loan of another Type, provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent at least two (2) Business Days prior written notice of such election, (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Administrative Agent at least three (3) LIBOR Business Days prior written notice of such election, (iii) with respect to any such conversion of a LIBOR Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto, and (iv) no such Loan may be converted into any other Type of Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Revolving Credit Commitment Percentage of such Revolving Credit Loans or, as the case may be, its Line of Credit Commitment Percentage of such Line of Credit Loans to its

         Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding (i) Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type, and
         (ii) Line of Credit Loans of any Type may be converted into a Line of Credit Loan of another Type, in each case as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $250,000 or a whole multiple of $50,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan or Line of Credit Loan from one Type to another shall be irrevocable by the Borrower.

                  2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT OR LINE OF CREDIT LOAN. Any Revolving Credit Loan or Line of Credit Loan of any Type may be continued as a Revolving Credit Loan or Line of Credit Loan, as the case may be, of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

                  2.7.3. LIBOR RATE LOANS. Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

         2.8. FUNDS FOR REVOLVING CREDIT AND LINE OF CREDIT LOAN.

                  2.8.1. FUNDING PROCEDURES. Not later than 10:00 a.m. (Detroit time) on the proposed Drawdown Date of any Revolving Credit Loans or Line of Credit Loans, each of the Banks will make available to the Administrative Agent, at the Administrative Agent's Head Office in immediately available funds, the amount of such Bank's Revolving Credit Commitment Percentage of the amount of the requested Revolving Credit Loans and/or such Bank's Line of Credit Commitment Percentage of the amount of the requested Line of Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans and/or Line of Credit Loans requested and made available to the Administrative Agent by the Banks. The failure or refusal of any Bank to make available to the

         Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Revolving Credit Commitment Percentage and/or Line of Credit Commitment Percentage, as the case may be, of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Administrative Agent the amount of such other Bank's Revolving Credit Commitment Percentage and/or Line of Credit Commitment Percentage of any requested Revolving Credit Loans and/or Line of Credit Loans.

                  2.8.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Administrative Agent on such Drawdown Date the amount of such Bank's Revolving Credit Commitment Percentage and/or Line of Credit Commitment Percentage of the Revolving Credit Loans and/or Line of Credit Loans requested to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans or, as the case may be, such Bank's Line of Credit Commitment Percentage of such line of Credit Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans or, as the case may be, such Bank's Line of Credit Commitment Percentage of such Line of Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank. If the amount of such Bank's Revolving Credit Commitment Percentage of such Revolving Credit Loans or, as the case may be, such Bank's Line of Credit Commitment Percentage of such Line of Credit Loans is not made available to the Administrative Agent by such Bank within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans and/or Line of Credit Loans made on such Drawdown Date.

         2.9. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to Section 9.4(e)) by the Administrative Agent by reference to the Borrowing Base Report delivered to the Banks and the Administrative Agent.

               3.  REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of
(i) the Total Revolving Credit Commitment and (ii) the Borrowing Base, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. If an Event of Default shall have occurred and be continuing upon the request of the Banks the Borrower shall establish a lockbox and blocked account with the Administrative Agent into which account all Accounts Receivable (whether received in cash, checks or otherwise) and all other repayments and proceeds paid or to be paid to the Borrower shall be deposited. All such amounts, when good funds, shall be applied first to the repayment of the Revolving Credit Loans and second to the Line of Credit Loans. Such arrangements shall be evidenced by an amendment to this Credit Agreement and such other documentation as the Administrative and the Banks shall reasonably require to effect the same, satisfactory to, and executed by, each party hereto.

         3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Administrative Agent, no later than 10:00 a.m. (Detroit time) at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this
Section 3.3 of any Revolving Credit Loans, specifying the proposed date of prepayment of Base Rate Loans and three (3) LIBOR Business Days notice of any proposed prepayment pursuant to this Section 3.3 of the LIBOR Rate Loans, in each case specifying to the proposed date of prepayment and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $100,000, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each

Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                               4. THE TERM LOANS.

         4.1. COMMITMENT TO LEND TERM LOAN A. Subject to the terms and conditions set forth in this Credit Agreement, each Bank agrees to lend to the Borrower on the Closing Date the amount of its Term Loan A Commitment Percentage of the principal amount of $18,600,000.

         4.2. CONVERSION OF LINE OF CREDIT LOANS TO TERM LOAN B. Subject to the terms and conditions hereinafter set forth, including, without limitation, the satisfaction of the conditions set forth in Sections 12 and 13 hereof, on the Conversion Date the aggregate outstanding Line of Credit Loans shall be converted into the Term Loan B in an aggregate principal amount equal to the aggregate outstanding principal balance of the Line of Credit Loans on that date, held severally by the Banks in accordance with their Line of Credit Commitment Percentages. On the Conversion Date the Borrower shall pay to the Administrative Agent for the pro rata accounts of the Banks all interest accrued to such date on the Line of Credit Loans, together with any commitment fees and other fees payable to the Administrative Agent and the Banks hereunder, and, as soon as reasonably practicable after such payment, each Bank shall surrender to the Borrower its Line of Credit Notes against receipt of its Term Loan B Note evidencing the amount of the outstanding Line of Credit Notes so converted.

         4.3.  THE TERM NOTES.

                   4.3.1. THE TERM LOAN A NOTES. The Term Loan A shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit F-1 hereto (each a "Term Loan A Note"), dated the Closing Date and completed with appropriate insertions. One Term Loan A Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Term Loan A Commitment Percentage of the Term Loan A and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Term Loan A Commitment Percentage of the Term Loan A, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Loan A Note Record reflecting the original principal amount of such Bank's Term Loan A Commitment Percentage of the Term Loan A and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note A, an appropriate notation on such Bank's Term Loan A Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note A Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note A Record shall not affect the obligations of the Borrower hereunder or under any Term Loan A Note to make payments of principal of and interest on any Term Loan A Note when due.

                  4.3.2. THE TERM LOAN B NOTES. The Term Loan B outstanding immediately after conversion pursuant to Section 4.2 shall be evidenced by separate promissory notes of the Borrower and in substantially the form of Exhibit F-2 hereto (each a "Term Loan B Note"), dated as of the Conversion Date and completed with appropriate insertions. One Term Loan B Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Term Loan B Commitment Percentage of the Term Loan B, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on Term Loan B Note Record reflecting the original principal amount of each Bank's Term Loan B Commitment Percentage of the Term Loan B and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Loan B Note, an appropriate notation on such Bank's Term Loan B Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Loan B Note Record shall be prima facie evidence of the principle amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on the Term Loan B Note Record shall not affect the obligations of the Borrower hereunder or under any Term Loan B Note to make payments of principal of and interest on an Term Loan B Note when due.

         4.4.  MANDATORY PAYMENTS OF PRINCIPAL TERM LOANS.

               4.4.1. TERM LOAN A. The Borrower promises to pay to the Administrative Agent for the account of the Banks the principal amount of the Term Loan A in twenty two (22) consecutive quarterly installments, payable on the last Business Day of each calendar year quarter ending within any period set forth below in the amount set forth opposite such period, commencing on March 31, 1997 with a final payment on the Term Loan A Maturity Date in an amount equal to the unpaid balance of the Term Loan A.

                                                                           Percentage of
                                             Amount of Total             Original Principal
                                            Annual Installment           Amount of Term Loan A
               Period                       ------------------           ---------------------
               ------
 01/01/97 - 03/31/97                             $930,000                        5%
 04/01/97 - 06/30/97                             $930,000                        5%
 07/01/97 - 06/30/98                           $2,790,000                       15%
 07/01/98 - 06/30/99                           $2,790,000                       15%
 07/01/99 - 06/30/00                           $3,720,000                       20%
 07/01/00 - 06/30/01                           $3,720,000                       20%
 07/01/01 - 03/31/02                           $2,790,000                       15%
 April 2002 - Term Loan Maturity
 Date                                            $930,000                        5%

                  4.4.2. TERM LOAN B. The Borrower promises to pay to the Administrative Agent for the account of the Banks the principal amount of the Term Loan B in sixteen (16) equal consecutive quarterly installments, payable on the last Business Day of each calendar quarter commencing with the calendar quarter ended September 30, 1998, with the final payment on the Term Loan B Maturity Date in an amount equal to the unpaid balance of the Term Loan B.

         4.5. EXCESS CASH FLOW PAYMENTS. For each twelve (12) month period ending on or after June 30, 1997, the Borrower shall make a prepayment of principal on the Term Loans in an amount equal to fifty percent (50%) of Consolidated Excess Cash Flow, such mandatory prepayment to be due sixty (60) days after the end of each applicable twelve (12) month period and to be applied pro rata to each of the Term Loans based on the then outstanding amounts of each of the Term Loans and applied against the scheduled installments of principal due on the respective Term Loans in the inverse order of maturity.

         4.6. OPTIONAL PREPAYMENT OF TERM LOANS. The Borrower shall have the right at any time to prepay the Term Notes on or before the Term Loan A Maturity Date or, as the case may be, the Term Loan B Maturity Date, as the case may be, as a whole, or in part, upon not less than three (3) Business Days prior written notice to the Administrative Agent, without premium or penalty, provided that
(i) each partial prepayment shall be in the principal amount of $250,000 or an integral multiple in excess thereof, (ii) no portion of the Term Loans bearing interest at the LIBOR Rate may be prepaid pursuant to this Section 4.6 except on the last day of the Interest Period relating thereto, (iii) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion, and (iv) each such prepayment shall be applied, at the election of the Borrower, to either the outstanding principal amount of the Term Loan A or Term Loan B, or any combination thereof. Any prepayment of principal of the Term Loans shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loans in the order of maturity. No amount repaid with respect to the Term Loans may be reborrowed.

         4.7. INTEREST ON TERM LOANS. Except as otherwise provided in Section 6.11, the Term Loans shall bear interest during each Interest Period relating to all or any portion of the Term Loans at the following rates:

                           (a) to the extent that all or any portion of the Term
                  Loans bear interest during such Interest Period at the Base Rate, the Term Loans or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin.

                           (b) To the extent that all or any portion of the Term
                  Loans bear interest during such Interest Period at the LIBOR Rate, the Term Loans or such portion shall bear interest during such Interest Period at the rate per annum equal to the LIBOR Rate plus the Applicable Margin.

The Borrower promises to pay interest on the Term Loans or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

         4.8. NOTIFICATION BY BORROWER. The Borrower shall notify the Agent, such notice to be irrevocable, at least one (1) Business Day prior to the Drawdown Date of the Term Loan A or Conversion Date of the Term Loan B if all or any portion of the Term Loan A and/or Term Loan B is to bear interest at the Base Rate and at least three (3) LIBOR Business Days prior to the Drawdown Date of the Term Loan A or Conversion Date of the Term Loan B if all or any portion of the Term Loan A and/or Term Loan B is to bear interest at the LIBOR Rate. After each Term Loan has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of such Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of such Term Loan as it would be entitled to with respect to the Revolving Credit Loans and the Line of Credit Loans, subject to the same limitations as applied to Revolving Credit Loans and the Line of Credit Loans.

           4.9. AMOUNTS, ETC. Any portion of the Term Loans bearing interest at the LIBOR Rate relating to any Interest Period shall be in the amount of $500,000 or a larger integral multiple of $100,000 in excess thereof. No Interest Period relating to the Term Loans or any portion thereof bearing interest at the LIBOR Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loans is to be made unless a portion of the Term Loans at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

                              5. LETTERS OF CREDIT.

         5.1.  LETTER OF CREDIT COMMITMENTS.

                  5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, each in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Bank; provided, however, that, after giving effect to such request, the sum of (i) the Maximum Drawing Amount of all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the lesser of (A) the Total Revolving Credit Commitment and (B) the Borrowing Base.

                  5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  5.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Revolving Credit Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

         5.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Issuing Bank, for the account of the Issuing Bank or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder,

                  (a) except as otherwise expressly provided in Section 5.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Issuing Bank, or the Issuing Bank otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank or any Bank in connection with any payment made by the Issuing Bank or any Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Revolving Credit Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Banks and the Co-Agents as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Revolving Credit Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Banks and the Co-Agents as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in Section 6.11 for overdue principal on the Loans.

         5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Issuing Bank as provided in Section 5.2 on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 2:00 p.m. (Detroit time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Issuing Bank, at the Administrative Agent's Head Office, in immediately available funds, such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of
(i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank during each day included in such period, times (ii) the amount equal to such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Issuing Bank, and the denominator of which is 360. The responsibility of the Issuing Bank to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         5.4.  OBLIGATIONS ABSOLUTE.  The Borrower's obligations under this
Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, any other Bank or any beneficiary of a Letter of Credit absent the gross negligence or willful misconduct of the Issuing Bank or any other Bank. The Borrower further agrees with the Issuing Bank and the other Banks that the Issuing Bank and the other Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank and the other Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Bank or any other Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Bank or any other Bank to the Borrower.

         5.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 5.4, the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action with respect to any Letter of Credit unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         5.6. LETTER OF CREDIT FEE. The Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Issuing Bank, pay a fee (in each case, a "Letter of Credit Fee") to the Issuing Bank (i) in respect of each standby Letter of Credit equal to the Applicable Margin for LIBOR Rate Loans multiplied by the face amount of such standby Letter of Credit plus the Issuing Bank's customary issuance fee, and (ii) in respect of each documentary Letter of Credit equal to
(A) the Issuing Bank's customary issuance fee or amendment fee, as the case may be, plus (B) the Issuing Bank's customary time negotiation fee per document examination plus an amount which is based upon the face amount of such documentary Letter of Credit to be determined by the Issuing Bank consistent with its usual practices, such Letter of Credit Fee (but not such issuance, amendment, negotiation or document examination fee) to be for the accounts of the Banks in accordance with their respective Revolving Credit Commitment Percentages.

                         6. CERTAIN GENERAL PROVISIONS.

         6.1. CLOSING FEE. The Borrower agrees to pay to the Co-Agents on the Closing Date a closing fee in the amount set forth in the Fee Letter.

         6.2. AGENT'S FEE. The Borrower shall pay to the Administrative Agent and/or the Documentation Agent an annual Agents' fee as set forth in the Fee Letter of even date herewith.

         6.3.  FUNDS FOR PAYMENTS.

                  6.3.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Banks and the Co-Agent's, at the Administrative Agent's Head Office, in each case in immediately available funds.

                  6.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Banks or (as the case may be) the Co-Agents, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Co-Agents to receive the same net amount which the Banks or the Co-Agents would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         6.4. COMPUTATIONS. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day (or a LIBOR Business Day, if applicable), the due date for such payment shall be extended to the next succeeding Business Day (or LIBOR Business Day, if applicable), and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the respective Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Banks of such outstanding amount, the Administrative Agent or such Bank shall notify the Borrower to the contrary.

         6.5. INABITLITY TO DETERMINE LIBOR RATE. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Administrative Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and
(iii) the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

         6.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make LIBOR Rate Loans or convert Base Rate Loans to LIBOR Rate Loans shall forthwith be suspended and (ii) such Bank's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this
Section 6.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

         6.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitments or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Administrative Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitments, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitments forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Bank of making,
                  funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitments or any Letter of Credit, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Administrative Agent hereunder on account of such Bank's Commitments, any Letter of Credit or any of the Loans, or

                           (iii) to require such Bank or the Administrative
                  Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Administrative Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Administrative Agent such additional amounts as will be sufficient to compensate such Bank or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. On or before the date it becomes a party to this Credit Agreement and from time to time thereafter upon any change in status rendering any certificate or document previously delivered pursuant to this Section 6.7 invalid or inaccurate, each Bank that is organized under the laws of a jurisdiction outside the United States shall (but, with respect to any renewal or change in status, if legally able to do so) deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or subsequent version thereto, properly completed and duly executed by such Bank establishing that such payment is (1) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with conduct by such Bank of a trade or business in the United States or (2) totally exempt from United States Federal withholding tax, or (other than in the case of such Bank on the date such Bank became a party to this Credit Agreement), subject to a reduced rate of such tax under a provision of an applicable tax treaty. The Borrower shall not be required to pay any additional amounts to any Bank pursuant to Section 6.3 or this Section 6.7 to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the provisions of the preceding sentence.

         Any Bank claiming any additional amounts payable pursuant to Section
6.3 or this Section 6.7 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or substantially reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole and absolute determination of such Bank be otherwise disadvantageous to such Bank, which determination by such Bank shall be conclusive.

         If a Bank or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of taxes as to which it has been indemnified by the Borrower pursuant to Section 6.3 or this Section 6.7, it shall promptly notify the Borrower of the availability of such refund and shall, within thirty (30) days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank or the Administrative Agent, as applicable, receives a refund in respect of any taxes to which it has been indemnified by the Borrower pursuant to Section 6.3 or this Section 6.7, it shall promptly repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under Section 6.3 or this Section 6.7 with respect to such refund), net of all out-of-pocket expenses (including taxes imposed with respect to such refund) of such Bank or the Administrative Agent, as applicable, and without interest; provided, however, that the Borrower, upon the request of such Bank or the Administrative Agent, as applicable, agrees to return such refund (plus penalties, interest or other charges) to such Bank or the Administrative Agent in the event such Bank or the Administrative Agent is required to repay such refund.

         6.8. CAPITAL ADEQUACY. If after the date hereof any Bank or the Administrative Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Administrative Agent or any corporation controlling such Bank or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Bank or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Administrative Agents to be material, then such Bank or the Administrative Agents may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         6.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 6.7 or 6.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         6.10. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any monetary loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loans pursuant to Section 4.8) or a Conversion Request relating thereto in accordance with Section 2.6 or Section 2.7 or
Section 4.8 or (iii) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

         6.11. INTEREST AFTER DEFAULT. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to Sections 2.5 and 4.7 until such amount shall be paid in full (after as well as before judgment).

                     7. COLLATERAL SECURITY AND GUARANTIES.

         7.1. SECURITY OF BORROWER AND ITS SUBSIDIARIES. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower and each of its Subsidiaries, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower or such Subsidiary is a party.

         7.2. GUARANTIES AND SECURITY OF SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Limited Investment Guaranties and Wholly-Owned Subsidiary Guaranties. The obligations of the Borrower's Subsidiaries under such Guaranties shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Subsidiary, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Subsidiary is a party.

         7.3. GUARANTY AND SECURITY OF TIGERA. The Obligations shall also be guaranteed pursuant to the terms of the Tigera Guaranty. The obligations of Tigera shall be in turn secured solely by a perfected first priority security interest in, and recourse shall be limited to, all of the capital stock of the Borrower owned by Tigera, pursuant to the terms of the Stock Pledge Agreement.

         7.4. PLEDGE OF SUBORDINATED NOTES. The Obligations shall also be secured by a perfected first priority security interest in all of the Redemption Notes, Contingent Notes and Additional Subordinated Notes, pursuant to the terms of the Note Pledge Agreement.

                       8. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Banks and the Co-Agents as follows:

         8.1.  CORPORATE AUTHORITY.

                  8.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

                  8.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any material agreement or other instrument binding upon, the Borrower and its Subsidiaries, taken as a whole.

                  8.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         8.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents and the Acquisition Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         8.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 8.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Closing Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         8.4. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Coopers & Lybrand LLP. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There has been furnished to each of the Banks a pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the Closing Date, which properly gives effect to the Loans and the CPI Acquisition. Such balance sheet fairly presents the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof, but does not include footnotes, reserves or year-end adjustments. In addition, the Borrower has delivered to the Banks copies of all financial statements of Tigera and the "Predecessor Companies" received by the Borrower pursuant to Section 5.06 of the Stock Purchase Agreement, and such financial statements present fairly the financial position of Tigera and the "Predecessor Companies" at the respective dates of such financial statements and the results of operations of Tigera and the "Predecessor Companies" for the periods covered by such financial statements, provided, however, any quarterly and interim financial statements received pursuant to Section 5.06 of the Stock Purchase Agreement do not include footnotes, reserves or year-end adjustments. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of the respective date of each balance sheet delivered pursuant to this
Section 8.4.1 involving material amounts, which were not disclosed in such balance sheet and the notes related thereto or in this Credit Agreement or in the Stock Purchase Agreement or the schedules thereto. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of the respective date of each balance sheet delivered pursuant to this Section 8.4.1 involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

         8.5.  NO MATERIAL CHANGES, ETC.

         (a) Since the Balance Sheet Date and assuming all transactions contemplated by the CPI Acquisition are consummated, there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect on the business or financial condition of the Borrower or its Subsidiaries, taken as a whole. Except as set forth on Schedule 8.5, since the Balance Sheet Date, the Borrower has not made any Distribution.

         (b) Since the Closing Date, there has occurred no material adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in a consolidated balance sheet of the Borrower and its Subsidiaries as at the Closing Date, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole.

         (c) Each of the Borrower and each of its Subsidiaries (before and after giving effect to the transactions contemplated by this Credit Agreement, the other Loan Documents and the Acquisition Documents) (i) is solvent, (ii) has assets having a fair value in excess of its liabilities, (iii) has assets having a fair value in excess of the amounts required to pay its liabilities on existing Indebtedness as such Indebtedness became due, and (iv) has, and expects to have, access to adequate capital for the conduct of its business and the ability to pay its Indebtedness from time to time incurred in connection with the operation of its business as such Indebtedness matures.

         8.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         8.7. LITIGATION. Except as set forth in Schedule 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole, or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower and its Subsidiaries, taken as a whole.

         8.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Except as set forth on Schedule 8.9 hereto, neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or its Subsidiaries, taken as a whole.

         8.10. TAX STATUS. Except as set forth on Schedule 8.10 hereto, the Borrower and its Subsidiaries (i) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 8.10, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

         8.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         8.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         8.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

         8.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral. The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower or a Subsidiary of the Borrower as specified in the Security Documents is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

         8.15. CERTAIN TRANSACTIONS. Except as set forth on Schedule 8.15 hereto and except for the transactions contemplated by the Acquisition Documents and arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         8.16.  EMPLOYEE BENEFIT PLANS.

                  8.16.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Co-Agents the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
         Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  8.16.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA) . The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

                  8.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities by more than $100,000.

                  8.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
         Section 4201 of ERISA or as a result of a sale of assets described in
         Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any

         Multiemployer Plan intends to terminate or has been terminated under
         Section 4041A of ERISA.

         8.17. REGULATIONS U AND X. The proceeds of the Revolving Credit Loans shall be used, pursuant to the Stock Purchase Agreement for the repurchase by the Borrower from the Sellers of certain of the shares of the common stock of the Borrower, expenses incurred by the Borrower and Tigera in connection with the CPI Acquisition and for working capital purposes; the proceeds of the Line of Credit Loans shall be used to finance Permitted Acquisitions; and the proceeds of Term Loan A shall be used to finance, in part, the redemption by the Borrower of its commons stock from the Sellers. The Borrower will obtain Letters of Credit solely for general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         8.18. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, has determined that to the best of the Borrower's knowledge, except as set forth on
Schedule 8.18 hereto:

                  (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), the costs of remediation of which violation, including any fines, penalties or fees in connection therewith, are in excess of $10,000 in the aggregate and which violation would otherwise have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries;

                  (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
         Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous

         Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or
         (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, the costs associated with any of the foregoing either individually or in the aggregate is in the excess of $10,000 in the aggregate;

                  (c) (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) none of the Borrower and its Subsidiaries or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

         8.19. SUBSIDIARIES, ETC. As of the Closing Date, there are no existing Subsidiaries of the Borrower. Neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

         8.20. FISCAL YEAR. The Borrower's fiscal year is the twelve (12) months ending on December 31 of each year.

         8.21. NO AMENDMENTS TO CERTAIN DOCUMENTS. The Borrower has not amended any of the Acquisition Documents in any material respect. Each of the representations and warranties made by the Borrower in any of the Loan Documents, Subordinated Debt Documents or the Acquisition Documents was true and correct in all material respects when made and continues to be true and correct in all material respects on the Closing Date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the Closing Date, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents or the CPI Acquisition.

         8.22. DISCLOSURE. No representation or warranty made by the Borrower in this Credit Agreement or in any agreement, instrument, document, or certificate furnished to the Co-Agents or any Bank by or on behalf of the Borrower in connection with any of the transactions contemplated by any of the Loan Documents and Stock Purchase Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

         8.23. INSURANCE. The Borrower and each of its Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices, with the details of such coverage being more fully described on Schedule 8.23 hereto.

                    9. AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

         9.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Administrative Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         9.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in Leominster, Massachusetts, or at such other place in the United States of

                                      47-

America as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

         9.3. RECORDS AND ACCOUNTS. The Borrower will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

         9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:FORMATION.

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, (i) the consolidated balance sheet of each of (A) Tigera and its Subsidiaries, and (B) the Borrower and its Subsidiaries, in each case as at the end of such year, and the related consolidated statements of income and consolidated statements of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Coopers & Lybrand LLP or by other nationally recognized independent certified public accountants satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Event of Default with respect to any covenant set forth in Section 11, or, if such accountants shall have obtained knowledge of any such then existing Event of Default they shall disclose in such statement any such Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any such Event of Default, and (ii) the unaudited consolidating balance sheets of each of (A) Tigera and its Subsidiaries, and (B) the Borrower and its Subsidiaries, in each case as at the end of such year, and the related unaudited consolidating statements of income and unaudited consolidating statements of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidating statements to be in reasonable detail, prepared by management in accordance with the past financial practices of Tigera and its Subsidiaries, or as the case may be, the Borrower and its Subsidiaries and with a certification by the chief financial officer of Tigera, or as the case may be, the Borrower that such financial statements fairly present the financial condition of Tigera and its Subsidiaries, or as the case may be, the Borrower and its Subsidiaries on the date thereof and the results of operations of Tigera and its Subsidiaries, or as the case may be, the Borrower and its Subsidiaries for the period covered thereby;

         (b) as soon as practicable, but in any event not later than forty-five
(45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of each of (i) Tigera and its Subsidiaries, and (ii) the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of each of (i) Tigera and its Subsidiaries, and (ii) the Borrower and its Subsidiaries, in each case as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of Tigera's, or as the case may be, the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the chief financial officer of Tigera, or as the case may be, the Borrower that the information contained in such financial statements fairly presents the financial position of Tigera and its Subsidiaries, or as the case may be, the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

         (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit G hereto (the "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

         (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower or Tigera;

         (e) fifteen (15) days after the end of each calendar month or at such earlier time as the Administrative Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Administrative Agent;

         (f) within fifteen (15) days after the end of each calendar month, an Accounts Receivable aging report;

         (g) within sixty (60) days after May 31, 1996, and each December 31 and June 30 thereafter (other than June 30, 1996) or at such other interval as the Administrative Agent may reasonably request, an inventory report based upon a physical inventory of the Borrower as of May 31, 1996, and such December 31, or as the case may be, June 30;

         (h) contemporaneously with the delivery thereof, copies of all accountants' management letters delivered to the Borrower or any of its Subsidiaries; and

         (i) from time to time such other financial data and information (including accountants, management letters) as the Administrative Agent or any Bank may reasonably request.

9.5  NOTICES.

         9.5.1. DEFAULTS. The Borrower will promptly notify the Administrative Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or of a claimed default under any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, and which would reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries, taken as a whole, the Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

         9.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Administrative Agent and each of the Banks (i) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries, taken as a whole, or the Administrative Agent's security interests pursuant to the Security Documents.

         9.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject.

         9.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries, taken as a whole, and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Banks, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $250,000.

         9.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this 9.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

         9.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements and Schedule 8.23.

         9.8.TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

9.9 INSPECTION OF PROPERTIES AND BOOKS, ETC.

         9.9.1. GENERAL. The Borrower shall permit the Banks, through the Administrative Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Administrative Agent or any Bank may reasonably request.

         9.9.2. COMMERCIAL FINANCE EXAMS. No more frequently than twice in each calendar year, or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing, either Co-Agent shall conduct a commercial finance exam an estimate of the cost of which shall be submitted by the Administrative Agent to the Borrower prior to conducting such exam and which exam shall inter alia, indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower or its applicable Subsidiary) and inventory (including verification as to the value, location and respective types). In addition to the foregoing, prior to inclusion in the Borrowing Base of any assets acquired by the Borrower or any of its Subsidiaries after the Closing Date, the Banks shall be permitted to conduct a commercial finance exam with respect to such assets to determine their eligibility. All such exams and reports shall be conducted and made at the expense of the Borrower.

         9.9.3 APPRAISALS. No more frequently than once each calendar year, or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, the Borrower will obtain and deliver to the Administrative Agent appraisal reports in form and substance and from appraisers satisfactory to the Administrative Agent, stating (i) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment owned by the Borrower or any of its Subsidiaries and (ii) the then current business value of each of the Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.

         9.9.4. ENVIRONMENTAL ASSESSMENTS. If an Event of Default with respect to Section 8.18, or Section 9.10, (regarding Environment Laws), or Section 10.7 shall have occurred and be continuing, the Administrative Agent may obtain an environmental assessment or audit of the Real Estate prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Administrative Agent to evaluate or confirm (i) whether any Hazardous Materials are present in the soil or water at such Real Estate and
(ii) whether the use and operation of such Real Estate complies with all

         Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Real Estate including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Administrative Agent deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

         9.9.5. COMMUNICATIONS WITH ACCOUNTANTS. The Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this 9.9.5

         9.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws, (iii) in all material respects, all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Co-Agents and the Banks with evidence thereof.

         9.11. EMPLOYEE BENEFIT PLANS. The Borrower will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service if requested by the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under
Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a
Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

         9.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and will obtain Letters of Credit solely for purposes set forth in Section 8.17.

         9.13. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Administrative Agent and execute such further instruments and documents as the Banks or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         10. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligations to issue, extend or renew any Letters of Credit:

         10.1 RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Co-Agents arising under any of the Loan Documents;

                  (b) current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 9.8;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f) Subordinated Debt;

                  (g) obligations under Capitalized Leases;

                  (h) purchase money indebtedness incurred in connection with the acquisition after the date hereof of any personal property by the Borrower or such Subsidiary, provided that the aggregate principal amount of such

         Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $300,000 at any one time;

                  (i) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto; and

                  (j) subject to Section 11.3(e), Indebtedness of a Subsidiary of the Borrower to the Borrower.

         10.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

                  (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

                  (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties other than Mortgaged Properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                  (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 10.1(d);

                  (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                  (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                  (g) liens existing on the date hereof and listed on Schedule
         10.2 hereto;

                  (h) purchase money security interests in personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 10.1(h), incurred in connection with the acquisition of such property, which security interests and cover only the real or personal property so acquired; and

                  (i) liens in favor of the Administrative Agent for the benefit of the Banks and the Co-Agents under the Loan Documents.

         10.3 RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

                  (d) Investments existing on the date hereof and listed on
         Schedule 10.3 (including existing loans and advances to employees) hereto;

                  (e) Investments with respect to Indebtedness permitted by
         Section 10.1(j) and/or equity contributions by the Borrower in such Subsidiary so long as (i) such entity remains a Subsidiary of the Borrower and (ii) the aggregate amount of all such Indebtedness plus equity contributions by the Borrower in all of its Subsidiaries shall not exceed the amount equal to the aggregate cash purchase price of preferred stock of the Borrower issued to and purchased by Tigera from time to time, but in no event shall such amount exceed $3,500,000;

                  (f) Investments consisting of the Guaranty or Investments by the Borrower in Subsidiaries of the Borrower existing on the Closing Date;

                  (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 10.5.2;

                  (h) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $100,000 in the aggregate at any time outstanding;

                  (i) Permitted Acquisitions pursuant to the terms of 10.5, provided, however, to the extent that any such Investment is in a Subsidiary of the Borrower, the aggregate amount of such investments shall not exceed the limitation set forth in clause (e) of this
         Section 10.3;

provided, however, that, with the exception of demand deposits referred to in
Section 10.3(b) and loans and advances to employees referred to in Section 10.3(d) and (h), such Investments will be considered Investments permitted by this 10.3 only if all actions have been taken to the satisfaction of the Administrative Agent to provide to the Administrative Agent, for the benefit of the Banks and the Co-Agents, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.

         10.4. RESTRICTED PAYMENTS. The Borrower will not make any Restricted Payments, other than Distributions or payments:

                  (a) by the Borrower, pursuant to the Stock Pledge Agreement, for the repurchase by the Borrower from the Sellers of certain of the shares of the common stock of the Borrower;

                  (b) by the Borrower to Tigera required to be paid by the Borrower under the Tax Allocation Agreement to permit Tigera to pay income, franchise and other taxes and governmental levies attributable to the Borrower and owed or payable by Tigera, provided such dividends or payments shall not be made until a date which is not more than fifteen (15) days prior to the date such payments are due and payable pursuant to the Tax Allocation Agreement;

                  (c) by the Borrower to Tigera to pay costs, fees and expenses on behalf of the Borrower so long as any such payments are included in the calculation of Consolidated EBITDA; and

                  (d) by the Subsidiaries of the Borrower to the Borrower.

10.5.       MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

         10.5.1 MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or so long as no Default or Event of Default has occurred and is continuing, or would exist after giving effect thereto, (i) the merger or consolidation of two or more Subsidiaries of the Borrower, and provided that the Borrower has taken or caused to be taken all action necessary to grant to the Administrative Agent a first perfected priority security interest in all of the Borrower's Collateral after such merger, and (ii) other asset or stock Acquisitions or Purchases of Persons in the same or a similar line of business as the Borrower (each a "Permitted Acquisition") where (a) the Borrower has provided the Agent with five (5) Business Days prior written notice of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition;
(b) the business to be acquired would not subject the Co-Agents or the Banks to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Credit Agreement or any other Loan Document; (c) the business and assets so acquired in such Permitted Acquisition shall be acquired by the Borrower free and clear of all liens (other than Permitted Liens) and all Indebtedness (other than Indebtedness permitted under Section 10.1); (d) no contingent obligations or liabilities will be incurred or assumed in connection with such Permitted Acquisition which could be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries; (e) the Borrower has provided the Administrative Agent with such other information as was reasonably requested by the Administrative Agent; (f) the Borrower has taken or caused to be taken all necessary actions to grant to the Administrative Agent a first priority perfected lien in all assets and stock to be acquired in connection with such Permitted Acquisition; (g) the Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent, based on a pro forma Compliance Certificate, compliance with 11 on a pro forma basis immediately prior to and after giving effect to such Permitted Acquisition; (h) the aggregate purchase price for any Permitted Acquisition does not exceed $5,000,000; (i) the Borrower has delivered to the Administrative Agent a certificate of the chief financial officer of the Borrower to the effect that
(1) the Borrower will be solvent upon the consummation of the Permitted Acquisition, (2) the pro forma Compliance Certificate fairly presents the financial condition of the Borrower and its Subsidiaries as of the date thereof and after giving effect to such Permitted Acquisition, and (3) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition. Accounts Receivable and inventory acquired in connection with a Permitted Acquisition may be funded with proceeds of the Revolving Credit Loans or by a Guarantor, and up to fifteen (15%) of Eligible Accounts Receivable and fifty percent (50%) of Eligible Inventory so acquired may be funded with proceeds of the Line of Credit Loans.

         In the event that the aggregate purchase price of any Permitted Acquisition is (i) greater than four (4) times EBITDA of the Person being acquired (that portion in excess of four (4) times EBITDA herein referred to as "Excess Purchase Price"), no more than fifty percent (50%) of Excess Purchase Price shall be allocated to intangible assets acquired in connection with such Permitted Acquisition, and (ii) less than four (4) times EBITDA of the Person being acquired there shall be no limitation on the allocation of the purchase price to intangible assets acquired in connection with such Permitted Acquisition.

         In the event any new Subsidiary is formed as a result of or in connection with any acquisition, the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such Subsidiary. In the case of the Borrower forming such Subsidiary, such Subsidiary shall become a Guarantor hereunder.

                  10.5.2. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices.

         10.6 SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

         10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on
Schedule 8.18 hereto, the Borrower will not, and will not permit any of its Subsidiaries to, take any of the following actions in a manner that would violate any Environmental Law or bring any Real Estate in violation of any Environmental Law: (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate, or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

         10.8. SUBORDINATED DEBT. The Borrower will not, and will not permit any of its Subsidiaries to, (i) amend, supplement or otherwise modify the terms of any of the Subordinated Debt or prepay (except as expressly provided in Section 2 of the Subordination Agreement), redeem or repurchase or make any payment in defeasance of any of the

Subordinated Debt or send any notice of redemption, prepayment, repurchase or defeasance with respect to any of the Subordinated Debt or (ii) amend, supplement or otherwise modify the terms of the Stockholders' Agreement if such amendment, supplement or modification of the Stockholders' Agreement could reasonably be expected to adversely affect the Agent's or the Banks' rights or interests or impact the Borrower's abilities to fulfill its obligations under the Loan Documents.

         10.9. MODIFICATION OF DOCUMENTS. The Borrower will not consent to or agree to any amendment, supplement or other modification to the Tax Allocation Agreement which affects, in a manner adverse to the Borrower, the amount or timing of payments required to be made by the Borrower thereunder, or if such amendment, supplement or modification could reasonably be expected to adversely affect the Administrative Agent's or any Banks' rights or interests or impact the Borrower's abilities to fulfill their obligations under the Loan Documents.

         10.10 NEGATIVE PLEDGES. The Borrower will not enter into any agreement (other than this Credit Agreement and the Loan Documents) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of its Subsidiaries, whether now owned or hereafter acquired other than agreements with Persons prohibiting any such lien on assets in which such Person has a prior security interest which is permitted by Section 10.2.

         10.11 TRANSACTIONS WITH AFFILIATES. Except for the transactions contemplated by the Acquisition Documents, the Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist (i) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Borrower or any of its Subsidiaries to any Affiliate unless such arrangement is fair and equitable to the Borrower or such Subsidiary; or
(ii) any other transaction, arrangement, contract with any of their other Affiliates which would not be entered into by a prudent Person in the position of the Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates, provided, however, nothing contained in this Section 10.11 shall prohibit the Borrower from restricting payments otherwise permitted by Section
10.4 hereof.

         10.12 UPSTREAM LIMITATIONS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to enter into any agreement, contract or arrangement (other than the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of any nature whatsoever or to make transfers or distributions of all or any part of its assets to the Borrower or to any Subsidiary of such Subsidiary.

         10.13. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will:

                  (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                  (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in Section 8.16.3.

                  11. FINANCIAL COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank have any obligation to issue, extend or renew any Letters of Credit:

         11.1 CONSOLIDATED NET WORTH. The Borrower will not permit Consolidated Net Worth commencing with the fiscal quarter ended June 30, 1996 to be less than a positive number equal to (85%) of Consolidated Net Worth as of June 30, 1996, plus 75% of Consolidated Net Income on a cumulative basis as at each fiscal quarter end as set forth in the Compliance Certificate delivered pursuant to
Section 9.4(c).

         11.2. SENIOR FUNDED DEBT TO EBITDA. The Borrower will not:

                  (a) permit the ratio of Senior Funded Debt as of the Closing Date to Adjusted EBITDA as at the end of the twelve (12) month period ended April 30, 1996, to exceed 4.00:1.00.

                  (b) permit the ratio of Senior Funded Debt at any time during any Reference Period ending during any period described in the table set forth below to Consolidated EBITDA as at the end of such Reference Period to exceed the ratio set forth opposite such period in such table:

                      Period                   Ratio
                      ------                   -----
               Closing Date to 12/31/97       4.00:1.00
               01/01/98 to 12/31/98           3.25:1.00
               Thereafter                     2.50:1.00

11.3.       TOTAL FUNDED DEBT TO EBITDA.

The Borrower will not:

                  (a) permit the ratio of Total Funded Debt as of the Closing Date to Adjusted EBITDA as at the end of the twelve (12) month period ended April 30, 1996, to exceed 5.25:1.00.

                  (b) permit the ratio of Total Funded Debt at any time during any Reference Period ending during any period described in the table set forth below to Consolidated EBITDA as at the end of such Reference Period to exceed the ratio set forth opposite such period in such table.

                      Period                  Ratio
                      ------                  -----
               Closing Date to 12/31/97     5.25:1.00
               01/01/98 to 12/31/98         4.25:1.00
               Thereafter                   3.50:1.00

For the purpose of the definition of Leverage Ratio contained in Section 1.1 and Sections 11.2(b) and 11.3(b), (i) EBITDA shall be calculated for the Reference Period ending on (a) June 30, 1996, based on Adjusted EBITDA for the first three (3) fiscal quarters of such period and Consolidated EBITDA for the fourth fiscal quarter of such period, (b) September 30, 1996, based on Adjusted EBITDA for the first two (2) fiscal quarters of such period and Consolidated EBITDA for the third and fourth fiscal quarters of such period, and (c) December 31, 1996, based on Adjusted EBITDA for the first fiscal quarter of such period and Consolidated EBITDA for the last three (3) fiscal quarters of such period, and (ii) with respect to each Reference Period which includes the fiscal quarter ending on June 30, 1996, EBITDA shall be calculated for such fiscal quarter based on Adjusted EBITDA the first two (2) months of such fiscal quarter and Consolidated EBITDA for the remaining one month of such fiscal quarter.

         11.4. INTEREST COVERAGE RATIO. The Borrower will not, as of the end of any Reference Period, permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Total Interest Expense for such Reference Period, to be less than 2.50:1.00.

         11.5. FIXED CHARGE COVERAGE RATIO. The Borrower will not, as at the end of any Reference Period ending during any period described in the table set forth below, permit the ratio of (i) the sum of (A) Consolidated EBITDA, plus
(B) Rental Obligations with respect to all operating leases for equipment of the Borrower and its Subsidiaries made during such period, minus (C) all cash payments for income taxes made during such period, minus (D) Non-Discretionary Capital Expenditures made during such period, minus (E) Distributions solely for the payment of the Borrower's tax obligation permitted pursuant to Section 10.4 made during such period to (ii) the sum of (A) Consolidated Total Interest Expense for such period, plus (B) all mandatory scheduled payments of the Term Loan A and the Term Loan B, plus
(C) Rental Obligations with respect to all operating leases of the Borrower and its Subsidiaries made during such period, plus (D) all cash taxes and dividends made during such period, to be less than the ratio set forth opposite such period in such table:

                      Period               Ratio
                      ------               -----
               07/01/96 to 12/31/96      1.30:1.00
               01/01/97 to 12/31/97      1.15:1.00
               Thereafter                1.30:1.00

         11.6. CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures (other than Capital Expenditures in connection with Acquisitions or Purchases or, if and to the extent such Capital Expenditures are funded by Tigera) which exceed $2,500,000 in the aggregate during any fiscal year of the Borrower; provided, however, from and after the date of receipt by the Banks of a Compliance Certificate demonstrating to the satisfaction of the Banks that the ratio of Total Funded Debt to Consolidated EBITDA is equal to or less than 3.5:1.00 as of such fiscal quarter end specified in such Compliance Certificate, there shall be no limitation on the amount of Capital Expenditures made.

                            12. CLOSING CONDITIONS.

         The obligations of the Banks to make the initial Revolving Credit Loans, the initial Line of Credit Loans and the Term Loan A and of the Issuing Bank to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to May 31, 1996.

         12.1. LOAN DOCUMENTS.

                  12.1.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

                  12.1.2. SUBORDINATED DEBT DOCUMENTS. Each of the Subordinated Debt Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

                  12.1.3. ACQUISITION DOCUMENTS. Each of the Acquisition Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. A fully executed copy of each such documents shall have been delivered to the Administrative Agent.

         12.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

         12.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         12.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of the Borrower of such Subsidiary, each of the Loan Documents and Subordinated Debt Documents to which the Borrower or such Subsidiary is or is to become a party; (ii) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

         12.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

         12.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Administrative Agent shall have received from the Borrower a completed and fully executed Amended and Restated Perfection Certificate and from each of the Borrower's Subsidiaries a completed and fully executed Perfection Certificate, and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

         12.7. LANDLORD CONSENTS. The Borrower and its Subsidiaries shall have delivered to the Administrative Agent all Landlord Consents and Waivers with respect to any lease entered into by the Borrower or any of its Subsidiaries subsequent to January 1, 1996.

         12.8. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of this Credit Agreement and the Security Agreements.

         12.9. BORROWING BASE REPORT. The Administrative Agent shall have received from the Borrower a Borrowing Base Report as of a date which is not more than thirty (30) days prior to the Closing Date.

         12.10 ACCOUNTS RECEIVABLE AGING REPORT. The Banks shall have received from the Borrower the most recent Accounts Receivable aging report of the Borrower and its Subsidiaries dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and the Borrower shall have notified the Banks in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Banks with such supplementary documentation as the Banks may reasonably request.

         12.11 TAX DOCUMENTATION. The Banks shall have received documentation satisfactory in from and substance to the Banks regarding the efficacy of the Borrower's utilization of the net operating loss carry-forward of Tigera.

         12.12. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

         12.13. OPINION OF COUNSEL. Each of the Banks and the Co-Agents shall have received a favorable legal opinion addressed to the Banks and the Co-Agents, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Co-Agents, from:

                  (a) Palmer & Dodge, counsel to the Borrower and its Subsidiaries;

                  (b) Zimet, Haines, Friedman & Kaplan, counsel to Tigera;

                  (c) Davis Polk & Wardwell, special counsel to Tigera; and

                  (d) Morris, Nichols, Arsht & Tunnell, special Delaware counsel to Tigera.

         12.14. PAYMENT OF FEES AND OTHER ARRANGEMENTS. The Borrower shall have paid to the Banks or the Administrative Agent, as appropriate, the closing fee and the Administrative Agent's fee and complied with all other arrangements set forth in the Fee Letter and the commitment letter among NBD, FNBB and the Borrower.

         12.15. SATISFACTION OF CONDITIONS OF STOCK REDEMPTION AND PURCHASE AGREEMENT. The Administrative Agent shall have received evidence that all of the closing conditions in the Stock Purchase Agreement have been satisfied without recourse to any provision permitting the waiver by any party thereto of any condition, obligation, covenant or other requirement.

         12.16. COMPLETION OF ACQUISITION. The CPI Acquisition shall have been completed pursuant to the Stock Purchase Agreement and otherwise on terms and conditions that are satisfactory to the Administrative Agent in all respects.

         12.17. DISBURSEMENT INSTRUCTIONS. The Administrative Agent shall have received disbursement instructions from the Borrower with respect to the proceeds of the Term Loan A, the Revolving Credit Loans and the Line of Credit Loans requested as of the Closing Date.

                       13. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan, including the Revolving Credit Loans, the Line of Credit Loans, the Term Loan A and Term Loan B, and of the Issuing Bank to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Administrative Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

         13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Issuing Bank would make it illegal for the Issuing Bank to issue, extend or renew such Letter of Credit.

         13.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         13.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Administrative Agent and the Co-Agents' Special Counsel, and the Banks, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

         13.5. BORROWING BASE REPORT. The Administrative Agent shall have received the most recent Borrowing Base Report required to be delivered to the Administrative Agent in accordance with Section 9.4(e) and, if requested by the Administrative Agent, a Borrowing Base Report dated within five (5) days of the Drawdown Date of such Revolving Credit Loan or of the date of issuance, extension or renewal of such Letter of Credit.

                   14. EVENTS OF DEFAULT; ACCELERATION; ETC.

         14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower or any of its Subsidiaries shall fail to pay within five (5) business days of the due date therefore (i) any interest on the Loans, or (ii) the commitment fee, any Letter of Credit Fee, the Administrative Agent's Fee, or other sums due hereunder or under any of the other Loan Documents (other than payments described in clause (a) above), when the same shall become due and payable, in each case whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower shall fail to comply, within any applicable grace period set forth in this Section 14 or in the applicable covenant, with any of its covenants contained in Sections 9.1, 9.4(a) through (g) and (j), Sections 9.5.1, 9.5.3, the first sentence of
         Section 9.6, Sections 9.7 through 9.12, 10 or 11;

                  (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

                  (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount greater than $100,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount greater than $100,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $250,000 and the Borrower shall have failed to provide evidence satisfactory to the Banks that such judgment or award is fully covered by independent third-party insurance;

                  (j) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt or the

         Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part;

                  (k) if (i) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or (ii) any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or (iii) any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, (A) any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof or (B) the CPI Acquisition or any of the transactions contemplated thereby is illegal or invalid;

                  (l) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $250,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (m) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (n) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a materially adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole;

                  (o) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole;

                  (p) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary included in the Borrowing Base or any assets of the Borrower or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $250,000; or

                  (q) any of the Guaranties shall be cancelled, terminated, revoked or rescinded; or

                  (r) Tigera shall at any time, legally or beneficially own less than fifty-one percent (51%) of the capital stock of the Borrower, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of the Borrower;

then, and in any such event, so long as the same may be continuing, (i) the Administrative Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations, or (ii) any Bank, with respect to all amounts owing to such Bank following at least forty-five (45) days prior written notice to the other Banks of its intent to accelerate the Obligations owing to such Bank may, in either case declare such amounts owing to such Bank with respect to this Credit Agreement, the Notes and the other Loan Documents, to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 14.1(g), 14.1(h) or 14.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Co-Agents or any Bank.

         14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Sections 14.1(g), 14.1(h) or 14.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

         14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 14.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         14.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such obligations shall be made (i) pari passu among Obligations with respect to the Administrative Agent's fee payable pursuant to Section 6.2 and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                  15. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                         16. THE ADMINISTRATIVE AGENT.

16.1.       AUTHORIZATION.

                  (a) The Administrative Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

                  (b) The relationship between the Administrative Agent and each of the Banks is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Co-Agents.

         16.2. EMPLOYEES AND CO-AGENTS. The Administrative Agent may exercise its powers and execute its duties by or through employees of the Co-Agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such other Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         16.3. NO LIABILITY. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor the Administrative Agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that an Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         16.4. NO REPRESENTATIONS. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor do they now make any representations or warranties, express or implied, nor do they assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

16.5.    PAYMENTS.

         16.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Administrative Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Administrative Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

         16.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by them in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve the Administrative Agent in liability, the Administrative Agent may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  16.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of
         Section 16 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         16.6. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         16.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Administrative Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Co-Agents have not been reimbursed by the Borrower as required by Section 18), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Co-Agents' actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negligence.

         16.8. ADMINISTRATIVE AGENT AS BANK. In its individual capacity, NBD shall have the same obligations and the same rights, powers and privileges in respect to its Commitments and the Loans made by them, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.

         16.9. RESIGNATION. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by they while it was acting as Administrative Agent.

         16.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this Section 16.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

         16.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (i) so requested by the Majority Banks and (ii) the Banks have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                                  17. EXPENSES.

         The Borrower agrees to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein; (ii) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Banks (other than taxes based upon the Administrative Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Administrative Agent and each Bank with respect thereto); (iii) the reasonable fees, expenses and disbursements of the Co-Agents' Special Counsel or any local counsel to the Co-Agents incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder; (iv) the reasonable fees, expenses and disbursements of the Administrative Agent incurred by the Co-Agents in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges; (v) any reasonable fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Co-Agents in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Co-Agents, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Co-Agents in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default, and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Co-Agents' relationship with the Borrower or any of its Subsidiaries, and (vii) all reasonable fees, expenses and disbursements of the Co-Agents incurred in connection with (A) any reasonable syndication expenses, (B) commercial financial examination expenses, if necessary, and (C) UCC searches, UCC filings or mortgage recordings. The covenants of this Section 17 shall survive payment or satisfaction of all other Obligations.

                              18. INDEMNIFICATION.

         The Borrower agrees to indemnify and hold harmless the Co-Agents and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (iii) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (iv) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Administrative Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 18 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 18 shall survive payment or satisfaction in full of all other Obligations.

                         19. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement.

                        20. ASSIGNMENT AND PARTICIPATION.

         20.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (i) the Co-Agents shall retain in the aggregate fifty-one percent (51%) of the Total Commitments, (ii) after giving effect to all such assignments the number of Banks shall not exceed five (5), and (iii) other than with respect to assignments by any Bank to Affiliates of such Bank, that the Borrower shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, and the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit H hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in
Section 20.3, be released from its obligations under this Credit Agreement.

         20.2. CERTAIN REPRESENTATIONS AND WARRANTIES: LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

               (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

               (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

               (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 8.4 and Section 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (d) such assignee will, independently and without reliance upon the assigning Bank, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

               (e) such assignee represents and warrants that it is an Eligible Assignee;

               (f) such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

               (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

               (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

               (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         20.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Administrative Agent a registration fee in the sum of $2,500.

         20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 20.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Administrative Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

         20.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $500,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest. In connection with the initial syndication by the Administrative Agent, the Borrower shall assist the Co-Agents in providing to prospective lenders information describing the Borrower, and representatives of the Borrower shall be available to meet prospective lenders at reasonable times.

         20.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process, (iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation, and (iv) to return such information if the potential assignee or participant does not become an assignee or participant.

         20.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section
14.1 or Section 14.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 14.1 or Section
14.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

         20.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 18 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         20.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                21. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower, at 214 Nashua Street, Leominster, Massachusetts 01453, Attention: President, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                  (b) if to Tigera, at 667 Madison Avenue, Suite 2500, New York, New York 10021-8029; Attention Donald T. Pascal, Chairman, or such other address as Tigera shall last have furnished in writing to the Person giving the notice;

                  (c) if to the Administrative Agent, at 611 Woodward Avenue, Detroit, Michigan 48226, Attention: Erik W. Bakker, Vice President, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice.

                  (d) if to the Documentation Agent, at 100 Front Street, Worcester, Massachusetts 01608-1438, USA, Attention: G. Christopher Miller, Vice President, or such other address for notice as the Documentation Agent shall last have furnished in writing to the Person giving the notice; and

                  (e) if to any Bank, at such Bank's address set forth on
         Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               22. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 21. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  23. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                24. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           25. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

                            26. WAIVER OF JURY TRIAL.

         The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that no representative, Administrative Agent or attorney of any Bank or the Administrative Agent has represented, expressly or otherwise, that such Bank or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Administrative Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party and the Subordinated Debt Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section 6.11 following the effective date of any waiver by the Majority Banks oF THE Default or Event of Default relating thereto), the term of the Notes, the amount of the Commitments of the Banks, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended, and none of the Guaranties nor all or substantially all of the assets of the Borrower or any of its Subsidiaries may be released, without the written consent of all of the Banks; the amount of the Agents' fee and Section 16 may not be amended without the written consent of the Administrative Agent; and any Letter of CREDIT Fees payable for the Issuing Bank's account may not be amended without the written consent of the Issuing Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                28. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                         29. TRANSITIONAL ARRANGEMENTS.

         29.1. ORIGINAL AGREEMENT SUPERSEDED. This Credit Agreement shall supersede the Original Agreement in its entirety, except as provided in this
Section 29. On the Closing Date, the rights and obligations of the parties under the Original Agreement and the "NOTES" as defined therein shall be subsumed within and be governed by this Credit Agreement and the Revolving Credit Notes as defined herein; provided, however, that each of the "Revolving Credit Loans" (as such term is defined in the Original Agreement) outstanding under the Original Agreement on the Closing Date shall, for purposes of this Agreement, be Revolving Credit Loans.

         29.2. RETURN AND CANCELLATION OF NOTE. Upon its receipt of its Revolving Credit Note hereunder on the Closing Date, each of NBD and FNBB shall promptly return to the Borrower, marked "Substituted," any note of the Borrower held by NBD or FNBB pursuant to the Original Agreement.

         29.3. INTEREST AND FEES UNDER SUPERSEDED AGREEMENT. All interest and all commitment and other fees and expenses owing or accruing under or in respect of the Original Agreement shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date in accordance with the method specified in the Original Agreement, as if the Original Agreement were still in effect.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.



                                       CONNECTIVITYPRODUCTS INCORPORATED



                                       By:  /s/ James S. Harrington
                                          --------------------------------------
                                             Name:  James S. Harrington
                                             Title:  President



                                       NBD BANK, individually and as
                                       Administrative Agent



                                       By:   /s/ Erik W. Bakker
                                          --------------------------------------
                                              Name:  Erik W. Bakker
                                              Title:  Vice President

                                       THE FIRST NATIONAL BANK OF
                                       BOSTON, individually and as Documentation
                                       Agent



                                       By:    /s/ G. Christopher Miller
                                          --------------------------------------
                                              Name:  G. Christopher Miller
                                              Title:  Vice President

                                   SCHEDULE 1

                       Commitments, Commitment Percentages



- ------------------------------------------------------------------------------------------------------------------------------------
                                             Revolving
                               Revolving       Credit                      Line of Credit                  Term Loan A   Term Loan B
                                Credit       Commitment   Line of Credit     Commitment     Term Loan A    Commitment     Commitment
          Bank                Commitment     Percentage     Commitment       Percentage      Commitment    Percentage     Percentage
          ----                ----------     ----------     ----------       ----------      ----------    ----------     ----------
====================================================================================================================================

The First National Bank       $10,000,000        50%       $3,500,000            50%         $9,300,000        50%
of Boston
Domestic Lending Office
One Federal Street
Boston, MA 02110
LIBOR Lending Office
Same as Above
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
NBD Bank                      $10,000,000        50%       $3,500,000            50%         $9,300,000        50%
Domestic Lending Office
Michigan Banking
Division
611 Woodward Avenue
Detroit, Michigan 48226
LIBOR Lending Office
Same as Above
- ------------------------------------------------------------------------------------------------------------------------------------